EXHIBIT 10.3

AMENDMENT 2009-1

THE PNC FINANCIAL SERVICES GROUP, INC. AND AFFILIATES

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(as amended and restated as of January 1, 2009)

WHEREAS, The PNC Financial Services Group, Inc. (the “Corporation”) sponsors The PNC Financial Services Group, Inc. Supplemental Executive Retirement Plan (the “Plan”);

WHEREAS, the Corporation wishes to amend the Plan to coordinate the timing of’ payments from the Plan with the Corporation’s new payroll system and to change the definition of compensation; and

WHEREAS, Section 15 of the Plan authorizes the Corporation to amend the Plan.

NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended as follows:

1. Effective January 1, 2009, the last paragraph of Section 3.1 (“Grandfathered Participants”) is amended to delete the first sentence and insert the following new sentence in its place:

“Unless otherwise elected, the annual amount payable pursuant to Section 3.1(a) or 3.1(b) and the preceding sentence will be paid in the form of a lump-sum cash payment equal to the present value of such monthly benefit, calculated using the interest rate used under the Prior Pension Plan as of the date the payment is to be made, commencing as soon as administratively practicable following but no later than ninety (90) days after the six-month anniversary of the Vested Termination of Employment of the Grandfathered Participant (or in the case of a Grandfathered Participant who has incurred a Vested Termination of Employment as the result of a Total Disability, commencing as soon as administratively practicable following but no later than ninety (90) days after the date on which the Grandfathered Participant attains the maximum age for which benefits could be payable to such Grandfathered Participant under the Employer’s applicable long-term disability plan as a result of such Total Disability, regardless of whether the Grandfathered Participant ceases to receive long-term disability benefits prior to attaining such maximum age).”

2. Effective July 1, 2009, Section 3 (“Retirement Income Supplement for Grandfathered Participants”) is amended to add the following new Section 3.3 (“TARP Provisions”):

“3.3	TARP Provisions.

For purposes of calculating benefits under this Plan, with respect to amounts paid on or after July 1, 2009, amounts paid in the form of salary share units shall be excluded from Compensation and Average Final Compensation. For purposes of calculating benefits under this Plan, with respect to amounts paid on or after September 1, 2009, in the event that payment of annual incentive compensation which is included in Compensation and Average Final Compensation as variable pay is made in the form of “long-term restricted stock” as defined in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance in advance of the date on which payment of annual incentive compensation under the applicable executive and management incentive plan(s) is made in cash to those employees whose compensation is not restricted under the Interim Final Rule (the “normal payment date”), the payment of such long-term restricted stock shall be deemed to be made on the normal payment date.”

3. Effective September 1, 2009, Section 4 (“Retirement Income Supplement for Participants who are not Grandfathered Participants”) is amended to add the following new Section 4.8 (“TARP Provisions”):

“4.8	TARP Provisions

For purposes of calculating benefits under this Plan, with respect to amounts paid on or after July 1, 2009, amounts paid in the form of salary share units shall be excluded from Compensation and Average Final Compensation. For purposes of calculating benefits under this Plan, with respect to amounts paid on or after September 1, 2009, in the event that payment of annual incentive compensation which is included in Compensation and Average Final Compensation as variable pay is made in the form of “long-term restricted stock” as defined in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance in advance of the date on which payment of annual incentive compensation under the applicable executive and management incentive plan(s) is made in cash to those employees whose compensation is not restricted under the Interim Final Rule (the “normal payment date”), the payment of such long-term restricted stock shall be deemed to be made on the normal payment date.”

4. Effective January 1, 2009, Section 4.5 (“Payment of Benefits”) is amended to delete the first sentence thereof and insert the following new sentence in its place:

“A Participant covered under this Section 4 may elect, pursuant to Section 10 of the Plan, to receive his or her benefit under this Plan in either a single lump-sum payment or in an annuity form of payment available under the Pension Plan, commencing in either case on the first payroll date of the month coincident with or next following the six-month anniversary of the Vested Termination of Employment of the Participant (or in the case of a Participant who has incurred a Vested Termination of Employment as the result of a Total Disability, commencing on the first payroll date of the month coincident with or next following the date on which the Participant attains the maximum age for which benefits could be payable to such Participant under the Employer’s applicable long-term disability plan as a result of such Total Disability, regardless of whether the Participant ceases to receive long-term disability benefits prior to attaining such maximum age).”

Except as herein amended, the Plan shall remain in full force and effect.

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 24 day of December, 2009 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President and
Chief Human Resources Officer